EXHIBIT 10.46

COMPENSATION INFORMATION FOR NON-EMPLOYEE DIRECTORS

The tables below provide information regarding the current annual cash compensation amount and equity compensation for Non-Employee Directors of Exelixis, Inc. Directors who are employees of Exelixis do not receive additional compensation for director services.

2006 Cash Compensation for Non-Employee Directors

Board of Directors	Retainer Fee	$20,000
	Additional Chair Retainer Fee	$10,000
	Regular Meeting Fee	$2,500
	Special Meeting Fee[1]	$500

Audit Committee	Retainer Fee	$6,000
	Additional Chair Retainer Fee	$6,000
	Meeting Fee[2]	$1,000

Compensation Committee	Retainer Fee	$5,000
	Additional Chair Retainer Fee	$2,500
	Meeting Fee[2]	$1,000

Nominating & Corporate Governance Committee	Retainer Fee	$5,000
	Additional Chair Retainer Fee	$2,500
	Meeting Fee[2]	$1,000

Research & Development Committee	Retainer Fee	$10,000
	Additional Chair Retainer Fee	$10,000
	Meeting Fee[2]	$5,000

[1]	Meeting at which minutes are generated.

[2]	In-person meeting or teleconference at which minutes are generated.

2006 Equity Compensation for Non-Employee Directors

Board of Directors	Initial Option Grant[3]	Number of Options	25,000
	Annual Option Grant	Number of Options	10,000

[3]	For new directors only.

Except as provided above, all other terms and conditions regarding compensation for Non-Employee Directors remain as outlined in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 18, 2005. Information regarding compensation for Non-Employee Directors will also be provided in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders which will be filed with the Securities and Exchange Commission in March 2006.